                                                                   EXHIBIT 99(c)



                                [FFOH Letterhead]


                                 January 5, 1999



To:     Participants in the 401(k) Retirement Plan and
         Employee Stock Ownership Plan
         of Fidelity Financial of Ohio, Inc.

        As described in the enclosed materials, your proxy as a shareholder of Fidelity Financial of Ohio, Inc. ("FFOH") is being solicited in connection with an upcoming Special Meeting of Shareholders of FFOH, at which shareholders of FFOH will consider and vote upon a proposal to adopt an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Glenway Financial Corporation ("GFCO"), pursuant to which, among other things, GFCO will be merged with and into FAC (the "Merger"). If the Merger is approved and consummated, each share of common stock of GFCO outstanding immediately prior to the Merger (other than any shares held by either FFOH or GFCO) will be converted into the right to receive 1.50 shares of FFOH common stock, plus cash in lieu of any fractional share interest. In addition, your proxy as a shareholder of FFOH is also being solicited in connection with a proposal to adopt an amendment to FFOH's Articles of Incorporation to reduce the vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholders approval from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of FFOH common stock allocated to your accounts under FFOH's 401(k) Retirement Plan and Employee Stock Ownership Plan (together the "Plans") will be voted.

        Enclosed with this letter is the Prospectus/Joint Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot for each of the Plans, which will permit you to vote the shares allocated to your accounts under the Plans, and a stamped, pre-addressed return envelope. After you review the Prospectus/Joint Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots to________________________________ . Your voting instruction will remain completely confidential. Only _______________, who will tabulate the voting instructions, will have access to your ballots. __________________will certify the totals for the Employee Stock Ownership Plan and the 401(k) Retirement Plan, respectively, to the members of the Board of Directors of FFOH, who act as the trustees for such


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Plans, for the purpose of having those shares voted. No other person associated with FFOH or Fidelity Federal Savings Bank will see the individual voting instructions.

         If your voting instructions are not received, the shares allocated to your accounts will be voted in the same proportion as the shares under the respective Plans have voted.

        Your Board of Directors has determined the Merger to be in the best interests of FFOH and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. Similarly, your Board of Directors has determined the proposed amendment to FFOH's Articles of Incorporation to be in the best interests of FFOH and its shareholders and has unanimously approved the proposed amendment to FFOH's Articles of Incorporation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PROPOSED AMENDMENT TO FFOH'S ARTICLES OF INCORPORATION.

        On behalf of the Board, I thank you for your attention to this important matter.

                                      Sincerely,



                                      John R.  Reusing
                                      President and Chief Executive Officer




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                                                                   EXHIBIT 99(c)
                                                                         (cont.)


                        FIDELITY FINANCIAL OF OHIO, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 16, 1999


        The undersigned, as a holder of common stock of Fidelity Financial of Ohio, Inc. ("FFOH") pursuant to the FFOH's 401(k) Retirement Plan (the "Plan"), hereby instructs the members of the Board of Directors of FFOH, as the Trustees for the Plan, to vote as designated on the reverse of this card all of the shares of common stock of FFOH which the undersigned holds pursuant to the Plan at the Special Meeting of Shareholders to be held at the Quality Hotel Central, 4747 Montgomery Road, Cincinnati, Ohio, on February 16, 1999, at 2:00 p.m., Eastern Time, or any adjournment thereof.


        SHARES OF COMMON STOCK OF FFOH WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES HELD BY YOU PURSUANT TO THE PLAN WILL BE VOTED FOR THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION AND FOR THE PROPOSAL TO ADOPT AN AGREEMENT OF MERGER, DATED AS OF SEPTEMBER 28, 1998, BY AND AMONG FFOH, FIDELITY ACQUISITION CORPORATION ("FAC"), A WHOLLY OWNED SUBSIDIARY OF FFOH, AND GLENWAY FINANCIAL CORPORATION ("GFCO"). IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE PLAN WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES UNDER THE PLAN HAVE VOTED.

        IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON THE REVERSE SIDE.


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PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                            -------------------

                                                            I plan to attend the
                                                            meeting

                                                                    [ ]

                                                            -------------------

1. Proposal to adopt an amendment to FFOH's Articles of Incorporation to reduce the vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH.

                        FOR              AGAINST              ABSTAIN

                        [ ]                [ ]                  [ ]


        THE BOARD OF DIRECTORS OF FFOH RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION.

2. Proposal to adopt an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), by and among FFOH, FAC, and GFCO, which provides, among other things, for (i) the merger of GFCO with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of GFCO outstanding immediately prior to the Merger (other than any shares held by either FFOH or GFCO) into the right to receive 1.50 shares of FFOH common stock, plus cash in lieu of any fractional share interest.

                        FOR              AGAINST              ABSTAIN

                        [ ]                [ ]                  [ ]


        THE BOARD OF DIRECTORS OF FFOH RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                              Dated: _____________________, 1999

                              Signature__________________________________

                              Signature__________________________________
                                                  (print name)

                              IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                              NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.


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                                                                   EXHIBIT 99(c)
                                                                         (cont.)


                        FIDELITY FINANCIAL OF OHIO, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 16, 1999


         The undersigned, as a holder of common stock of Fidelity Financial of Ohio, Inc. ("FFOH") pursuant to the FFOH's Employee Stock Ownership Plan (the"ESOP), hereby instructs the members of the Board of Directors of FFOH, as the Trustees for the ESOP, to vote as designated on the reverse of this card all of the shares of common stock of FFOH which the undersigned holds pursuant to the ESOP at the Special Meeting of Shareholders to be held at the Quality Hotel Central, 4747 Montgomery Road, Cincinnati, Ohio, on February 16, 1999, at 2:00 p.m., Eastern Time, or any adjournment thereof.


        SHARES OF COMMON STOCK OF FFOH WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED FOR THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION AND FOR THE PROPOSAL TO ADOPT AN AGREEMENT OF MERGER, DATED AS OF SEPTEMBER 28, 1998, BY AND AMONG FFOH, FIDELITY ACQUISITION CORPORATION ("FAC"), A WHOLLY OWNED SUBSIDIARY OF FFOH, AND GLENWAY FINANCIAL CORPORATION ("GFCO"). IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES UNDER THE ESOP HAVE VOTED.

        IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON THE REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                            -------------------

                                                            I plan to attend the
                                                            meeting

                                                                    [ ]

                                                            -------------------

1. Proposal to adopt an amendment to FFOH's Articles of Incorporation to reduce the vote required to approve a proposed merger or consolidation of FFOH with or into one or more corporations or a proposed combination or majority share acquisition involving the issuance of shares of FFOH and requiring shareholder approval from two-thirds of the voting power of FFOH to a majority of the voting power of FFOH.

                        FOR              AGAINST              ABSTAIN

                        [ ]                [ ]                  [ ]


        THE BOARD OF DIRECTORS OF FFOH RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION.

2. Proposal to adopt an Agreement of Merger, dated as of September 28, 1998 (the "Agreement"), by and among FFOH, FAC, and GFCO, which provides, among other things, for (i) the merger of GFCO with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of GFCO outstanding immediately prior to the Merger (other than any shares held by either FFOH or GFCO) into the right to receive 1.50 shares of FFOH common stock, plus cash in lieu of any fractional share interest.

                        FOR              AGAINST              ABSTAIN

                        [ ]                [ ]                  [ ]


        THE BOARD OF DIRECTORS OF FFOH RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                              Dated: _____________________, 1999

                              Signature__________________________________

                              Signature__________________________________
                                                  (print name)

                              IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                              NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.